Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-81064 of Material Sciences Corporation Form S-8 of our report dated June 18, 2004 on the financial statements of the Material Sciences Corporation Savings and Investment Plan as of and for the year ended December 31, 2003, included in this Annual Report on Form 11-K of the Material Sciences Corporation Savings and Investment Plan for the year ended December 31, 2003.

Chicago, Illinois

June 28, 2004